Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS FOURTH QUARTER 2019

EARNINGS PER DILUTED SHARE OF $1.80

QUARTERLY CASH DIVIDEND TO INCREASE 35.3% TO $0.23 PER SHARE

THOMASVILLE, N.C. – (February 6, 2020) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month and twelve-month periods ended December 31, 2019, which include the following:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(In thousands, except per share amounts)	2019	2018	% Chg.	2019	2018	% Chg.
Total revenue	$1,009,206	$1,026,944	(1.7)%	$4,109,111	$4,043,695	1.6%
LTL services revenue	$996,603	$1,011,259	(1.4)%	$4,055,467	$3,982,658	1.8%
Other services revenue	$12,603	$15,685	(19.6)%	$53,644	$61,037	(12.1)%
Operating income	$188,264	$218,845	(14.0)%	$818,706	$817,051	0.2%
Operating ratio	81.3%	78.7%		80.1%	79.8%
Net income	$144,024	$159,459	(9.7)%	$615,518	$605,668	1.6%
Diluted earnings per share	$1.80	$1.95	(7.7)%	$7.66	$7.38	3.8%
Diluted weighted average shares outstanding	79,866	81,587	(2.1)%	80,406	82,020	(2.0)%

“Old Dominion’s financial results for the fourth quarter and year reflect our continued focus on revenue quality and cost control during a challenging operating environment,” said Greg C. Gantt, President and Chief Executive Officer of Old Dominion Freight Line.  “The industrial economy remained sluggish during the fourth quarter, which contributed to the year-over-year decrease in revenue for the second straight quarter.  Our tonnage also declined compared to the fourth quarter last year, although we were pleased to see our yield continue to improve and our volumes begin to stabilize.

“Our revenue in the fourth quarter included a 4.5% reduction in LTL tons that was partially offset by a 2.7% increase in LTL revenue per hundredweight.  Excluding fuel surcharges, our LTL revenue per hundredweight increased 4.0% over the same period last year. Although our volumes declined during the quarter, our superior service allowed us to maintain our price discipline and market share.  Our industry-leading service included on‑time performance of 99% and a cargo claims ratio of 0.2% during the fourth quarter.

“The operating ratio for the fourth quarter increased 260 basis points to 81.3%.  Despite this increase, we operated with efficiency during the quarter and also did a good job of managing our discretionary costs.  Our fringe benefit costs, however, were significantly higher and increased to 39.7% of salaries and wages as compared to 30.7% for the fourth quarter of 2018.  Total fringe benefit costs for the fourth quarter of 2019 included $17.1 million of phantom stock expense that resulted from both the increase in our share price during the quarter as well as the previously disclosed plan amendments that were implemented in December 2019.”

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ODFL Reports Fourth-Quarter Financial Results

February 6, 2020

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $236.4 million for the fourth quarter of 2019 and $983.9 million for the year. The Company had $403.6 million in cash and cash equivalents at December 31, 2019.

Capital expenditures were $109.0 million for the fourth quarter of 2019 and $479.3 million for the year. The Company expects its capital expenditures for 2020 to total approximately $315 million, including planned expenditures of $245 million for real estate and service center expansion projects; $20 million for tractors and trailers; and $50 million for information technology and other assets.

Old Dominion returned $49.2 million of capital to its shareholders in the fourth quarter of 2019 and $295.5 million for the year. The 2019 total consisted of $241.0 million of share repurchases and $54.6 million of cash dividends.

Increase to Quarterly Cash Dividend

The Company’s Board of Directors has declared a first-quarter dividend of $0.23 per share, which is a 35.3% increase to the quarterly cash dividend paid in the first quarter of 2019. The dividend is payable on March 18, 2020, to shareholders of record at the close of business on March 4, 2020.

Summary

Mr. Gantt concluded, “Our proven ability to navigate through challenging market conditions with consistent results reflects the strength of Old Dominion’s team.  Our annual results include Company records for both revenue and diluted earnings per share, despite the costs associated with an increase in service center capacity that we believed was necessary to support additional market share opportunities.  Achieving our goal of long-term profitable growth will require the continued execution of our strategic plan, which is centered on delivering superior service at a fair price.  In addition, we will continue to invest in our service center network, our technology and, most importantly, our OD Family of employees.  The combination of these investments and our outstanding service record has differentiated Old Dominion from our competitors.  We remain focused on the opportunities ahead and believe that the successful execution of our strategic plan will allow us to deliver greater value to our shareholders.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days.  A telephonic replay will also be available through February 14, 2020, at (719) 457-0820, Confirmation Number 8210669.

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to revision at any time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (7) changes in relationships with our significant customers; (8) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (9) increases in driver and maintenance technician compensation or difficulties attracting and retaining qualified drivers and maintenance technicians to meet freight demand; (10) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention or deductible levels and claims

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ODFL Reports Fourth-Quarter Financial Results

February 6, 2020

in excess of insured coverage levels; (11) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (12) the availability and cost of capital for our significant ongoing cash requirements; (13) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (14) decreases in demand for, and the value of, used equipment; (15) the availability and cost of diesel fuel; (16) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (17) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include collective and/or class action allegations; (18) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (19) the costs and potential liabilities related to our international business relationships; (20) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (21) the costs and potential adverse impact of compliance associated with FMCSA’s electronic logging device (“ELD”) regulations and guidance, including the operation of our fleet and safety management systems on the ELD hardware and software platform; (22) seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (23) our ability to retain our key employees and continue to effectively execute our succession plan; (24) the concentration of our stock ownership with the Congdon family; (25) the costs and potential adverse impact associated with future changes in accounting standards or practices; (26) potential costs and liabilities associated with cyber incidents and other risks with respect to our systems and networks or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (27) failure to comply with data privacy, security or other laws and regulations; (28) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (29) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (30) legal, regulatory or market responses to climate change concerns; (31) damage to our reputation through unfavorable perceptions or publicity, including those related to environmental, social and governance issues, cybersecurity and data privacy concerns; (32) failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry; (33) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (34) dilution to existing shareholders caused by any issuance of additional equity; (35) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (36) fluctuations in the amount and frequency of our stock repurchases; (37) recent and future volatility in the market value of our common stock; (38) the impact of certain provisions in our articles of incorporation, bylaws, and Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (39) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services through a single integrated organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, the Company also provides LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports Fourth-Quarter Financial Results

February 6, 2020

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	Fourth Quarter				Year to Date
(In thousands, except per share amounts)	2019		2018		2019		2018
Revenue	$1,009,206	100.0%	$1,026,944	100.0%	$4,109,111	100.0%	$4,043,695	100.0%

Operating expenses:
Salaries, wages & benefits	534,086	52.9%	515,529	50.2%	2,122,464	51.7%	2,075,602	51.3%
Operating supplies & expenses (1)	112,004	11.1%	127,417	12.4%	473,114	11.5%	497,476	12.3%
General supplies & expenses	26,391	2.6%	28,104	2.7%	123,975	3.0%	119,180	2.9%
Operating taxes & licenses	29,267	2.9%	29,305	2.9%	116,839	2.8%	112,210	2.8%
Insurance & claims	18,510	1.8%	9,608	1.0%	52,549	1.3%	44,118	1.1%
Communications & utilities	7,530	0.8%	8,370	0.8%	29,601	0.7%	31,070	0.8%
Depreciation & amortization	64,544	6.4%	62,555	6.1%	253,681	6.2%	230,357	5.7%
Purchased transportation	21,418	2.1%	22,860	2.2%	89,636	2.2%	96,017	2.4%
Miscellaneous expenses, net	7,192	0.7%	4,351	0.4%	28,546	0.7%	20,614	0.5%

Total operating expenses	820,942	81.3%	808,099	78.7%	3,290,405	80.1%	3,226,644	79.8%

Operating income	188,264	18.7%	218,845	21.3%	818,706	19.9%	817,051	20.2%

Non-operating (income) expense:
Interest expense	92	0.0%	138	0.0%	377	0.0%	189	0.0%
Interest income	(1,797)	(0.2)%	(1,211)	(0.1)%	(6,763)	(0.2)%	(3,113)	(0.1)%
Other expense, net	375	0.1%	2,567	0.2%	1,143	0.0%	4,462	0.1%

Income before income taxes	189,594	18.8%	217,351	21.2%	823,949	20.1%	815,513	20.2%

Provision for income taxes	45,570	4.5%	57,892	5.7%	208,431	5.1%	209,845	5.2%

Net income	$144,024	14.3%	$159,459	15.5%	$615,518	15.0%	$605,668	15.0%

Earnings per share:
Basic	$1.81		$1.96		$7.67		$7.39
Diluted	1.80		1.95		7.66		7.38

Weighted average outstanding shares:
Basic	79,688		81,496		80,276		81,924
Diluted	79,866		81,587		80,406		82,020

(1)	Operating supplies and expenses include building and office equipment rents that were separately disclosed on our Statements of Operations in prior periods.

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ODFL Reports Fourth-Quarter Financial Results

February 6, 2020

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	Fourth Quarter			Year to Date
	2019	2018	% Chg.	2019	2018	% Chg.
Work days	62	62	—	253	253	—
Operating ratio	81.3%	78.7%		80.1%	79.8%
LTL intercity miles (1) (2)	157,687	163,857	(3.8)%	644,287	665,697	(3.2)%
LTL tons (1)	2,173	2,275	(4.5)%	8,964	9,379	(4.4)%
LTL shipments (1)	2,751	2,870	(4.1)%	11,491	11,748	(2.2)%
LTL revenue per intercity mile (2)	$6.29	$6.18	1.8%	$6.30	$5.99	5.2%
LTL revenue per hundredweight	$22.84	$22.24	2.7%	$22.64	$21.25	6.5%
LTL revenue per hundredweight, excluding fuel surcharges	$19.92	$19.16	4.0%	$19.72	$18.38	7.3%
LTL revenue per shipment	$360.80	$352.65	2.3%	$353.18	$339.35	4.1%
LTL revenue per shipment, excluding fuel surcharges	$314.70	$303.80	3.6%	$307.67	$293.42	4.9%
LTL weight per shipment (lbs.)	1,580	1,586	(0.4)%	1,560	1,597	(2.3)%
Average length of haul (miles)	915	923	(0.9)%	917	918	(0.1)%
Average full-time employees	20,175	21,381	(5.6)%	20,594	20,671	(0.4)%

(1)	In thousands
(2)	Prior year intercity mile statistics have been adjusted to exclude miles related to non-LTL shipments.
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	December 31,	December 31,
(In thousands)	2019	2018
Cash and cash equivalents	$403,571	$190,282
Other current assets	463,263	515,947
Total current assets	866,834	706,229
Net property and equipment	2,968,835	2,754,943
Other assets (1)	159,899	84,111
Total assets	$3,995,568	$3,545,283

Current liabilities (1)	$366,085	$356,732
Long-term debt	45,000	45,000
Other non-current liabilities (1)	503,766	463,068
Total liabilities	914,851	864,800
Equity	3,080,717	2,680,483
Total liabilities & equity	$3,995,568	$3,545,283

(1)

On January 1, 2019, the Company adopted Accounting Standards Update 2016-02, “Leases” (Topic 842), which resulted in the recognition of right-of-use assets of approximately $65 million with corresponding lease liabilities on our Balance Sheet as of December 31, 2019.

Note: The financial and operating statistics in this press release are unaudited.

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